                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 1, 1994


                             A. H. BELO CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                    1-8598                   75-0135890
(State or other jurisdiction       (Commission             (I.R.S. Employer
   of incorporation)               File Number)            Identification No.)

          P.O. Box 655237
           Dallas, Texas                                      75265-5237
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code: (214) 977-6606

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The undersigned hereby files the following financial statements, pro forma financial information and exhibits as part of this report:

     7(a).       Financial Statements of Business Acquired.

                 Audited financial statements of Rampart Operating Partnership ("Rampart") for the following periods:

                          Balance Sheets at December 31, 1993 and 1992; Statements of Operations for the years ended December 31, 1993 and 1992;
                          Statements of Partners' Capital (Deficit) for the years ended December 31, 1993 and 1992;
                          Statements of Cash Flows for the years ended December 31, 1993 and 1992;
                          Notes to Financial Statements.

                 Unaudited Condensed Balance Sheet at March 31, 1994 and the related Statements of Operations and Cash Flows of Rampart for the three-month periods ended March 31, 1994 and 1993.

                 The foregoing Financial Statements, together with the Report of Independent Auditors, are included on pages F-1 through F-17 of this report.

     7(b).       Pro Forma Financial Information.

                 Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1994;
                 Pro Forma Consolidated Statement of Earnings for the Three Months Ended March 31, 1994;
                 Pro Forma Consolidated Statement of Earnings for the Year Ended December 31, 1993;
                 Notes to Pro Forma Consolidated Financial Statements.

                 The foregoing Pro Forma Financial Information is included on pages P-1 through P-5 of this report.

     7(c).       Exhibits.

                 The following exhibits are included as part of this report:

                 10.1 Asset Purchase Agreement dated as of March 29, 1994 between Rampart and A. H. Belo Corporation (the "Company") (incorporated by reference to Exhibit
                          10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994).
                 23.1     Consent of Deloitte & Touche.
                 28.1     Press Release of the Company dated May 31, 1994.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        A. H. BELO CORPORATION
                                        (Registrant)


                                        By: /s/MICHAEL D. PERRY
                                        Michael D. Perry
                                        Senior Vice President and
                                        Chief Financial Officer
Date:    August 2, 1994

                                   ITEM 7(a)

                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

RAMPART OPERATING PARTNERSHIP


FINANCIAL STATEMENTS FOR THE YEARS
ENDED DECEMBER 31, 1993 AND 1992
AND INDEPENDENT AUDITORS' REPORT

DELOITTE &
TOUCHE
        (LOGO)      Suite 3700                         Telephone: (504) 581-2727
                    One Shell Square                   Facsimile: (504) 561-7293
                    701 Poydras Street
                    New Orleans, Louisiana 70139-3700



INDEPENDENT AUDITORS' REPORT


To the Partners of
Rampart Operating Partnership
New Orleans, Louisiana

We have audited the accompanying balance sheets of Rampart Operating Partnership as of December 31, 1993 and 1992, and the related statements of operations, partners' capital (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on A test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Rampart Operating Partnership at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, on March 29, 1994, the Partnership entered into an agreement to sell substantially all of the assets of WWL-TV.



/s/ DELOITTE & TOUCHE

March 29, 1994





DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL

RAMPART OPERATING PARTNERSHIP


BALANCE SHEETS
DECEMBER 31, 1993 AND 1992


ASSETS                                                                                 1993                      1992
CURRENT ASSETS:
     Cash and cash equivalents                                                    $    230,940              $    848,020
     Accounts receivable, less allowance for doubtful
          accounts of $180,000 and $200,000 at December 31,
          1993 and 1992, respectively                                                5,862,754                 5,801,878
     Broadcast rights (Note 2)                                                       2,367,300                 2,899,519
     Prepaid expenses                                                                  177,211                    82,225
                                                                                  ------------              ------------
          Total current assets                                                       8,638,205                 9,631,642
                                                                                  ------------              ------------
PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                                         30,208,901                34,780,863
                                                                                  ------------              ------------
OTHER ASSETS:
     Intangible assets, net (Note 4)                                                22,332,003                27,590,728
     Deferred financing and organization costs, net (Note 5)                         1,573,578                 2,113,825
     Broadcast rights (Note 2)                                                              --                   236,549
     Other                                                                             374,735                   305,230
                                                                                  ------------              ------------
          Total other assets                                                        24,280,316                30,246,332
                                                                                  ------------              ------------
TOTAL                                                                             $ 63,127,422              $ 74,658,837
                                                                                  ============              ============

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                             $    388,490              $    233,441
     Accrued expenses                                                                  586,986                   380,361
     Broadcast contracts payable (Note 2)                                            2,166,317                 2,392,653
                                                                                  ------------              ------------
          Total current liabilities                                                  3,141,793                 3,006,455
                                                                                  ------------              ------------
LONG-TERM DEBT (Note 6):
     Revolving credit note                                                          19,000,000                22,800,000
     Senior notes                                                                   40,000,000                40,000,000
     Subordinated notes                                                             17,699,821                16,846,944
                                                                                  ------------              ------------
          Total long-term debt                                                      76,699,821                79,646,944
                                                                                  ------------              ------------
OTHER                                                                                  300,000                        --
                                                                                  ------------              ------------
COMMITMENTS AND CONTINGENCIES (Notes 2 and 7)

PARTNERS' CAPITAL (DEFICIT):
     Contributed capital                                                            26,687,160                26,687,160
     Accumulated deficit                                                           (43,701,352)              (34,681,722)
                                                                                  ------------              ------------
          Total partners' capital (deficit)                                        (17,014,192)               (7,994,562)
                                                                                  ------------              ------------
TOTAL                                                                             $ 63,127,422              $ 74,658,837
                                                                                  ============              ============



See notes to financial statements.

RAMPART OPERATING PARTNERSHIP


STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                                     1993                        1992
GROSS OPERATING REVENUES                                                          $33,211,943                $ 30,503,653

     Less commissions                                                              (4,740,765)                 (4,307,198)
                                                                                  -----------                ------------
          Net operating revenues                                                   28,471,178                  26,196,455
                                                                                  -----------                ------------
OPERATING EXPENSES:
     Depreciation and amortization                                                 11,190,746                  13,239,962
     Production                                                                    10,991,017                  11,480,292
     General and administrative                                                     3,827,510                   3,310,802
     Sales and promotion                                                            2,327,001                   2,140,622
                                                                                  -----------                ------------
          Total                                                                    28,336,274                  30,171,678
                                                                                  -----------                ------------
INCOME (LOSS) FROM OPERATIONS                                                         134,904                  (3,975,223)
                                                                                  -----------                ------------
OTHER INCOME (EXPENSE):
     Interest expense                                                              (8,939,700)                 (9,526,079)
     Loss on disposition of assets                                                   (431,209)                 (1,298,793)
     Other, net                                                                       216,375                     238,760
                                                                                  -----------                ------------
          Total                                                                    (9,154,534)                (10,586,112)
                                                                                  -----------                ------------
NET LOSS                                                                          $(9,019,630)               $(14,561,335)
                                                                                  ===========                ============




See notes to financial statements.

RAMPART OPERATING PARTNERSHIP


STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
YEARS ENDED DECEMBER 31, 1993 AND 1992





                                                                       MANAGING               OTHER
                                                                       GENERAL               GENERAL
CONTRIBUTED CAPITAL                                                    PARTNER               PARTNERS            TOTAL
Balance, December 31, 1993 and 1992                                 $ 26,419,864            $ 267,296         $ 26,687,160
                                                                    ============            =========         ============
ACCUMULATED DEFICIT

Balance, January 1, 1992                                             (19,917,311)            (203,076)         (20,120,387)

Allocation of net loss                                               (14,492,019)             (69,316)         (14,561,335)
                                                                    ------------            ---------         ------------
Balance, December 31, 1992                                           (34,409,330)           $(272,392)         (34,681,722)

Allocation of net loss                                                (9,012,889)              (6,741)          (9,019,630)
                                                                    ------------            ---------         ------------
Balance, December 31, 1993                                          $(43,422,219)           $(279,133)        $(43,701,352)
                                                                    ============            =========         ============



See notes to financial statements.

RAMPART OPERATING PARTNERSHIP


STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1992



                                                                                      1993                       1992
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                                        $(9,019,630)               $(14,561,335)
  Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
        Depreciation and amortization                                              11,190,746                  13,239,962
        Loss on disposition of assets                                                 431,209                   1,298,793
        Deferred interest on subordinated notes                                       852,877                     811,780
        Other non-cash items                                                          (33,934)                    (53,640)
        Change in assets and liabilities:
           Accounts receivable                                                        (60,876)                    (38,928)
           Prepaid expenses                                                           (94,986)                    153,302
           Accounts payable                                                           155,049                    (269,719)
           Accrued interest payable                                                        --                  (3,784,849)
           Accrued expenses                                                           206,625                     (24,596)
                                                                                  -----------                ------------
        Net cash provided by (used in) operating
           activities                                                               3,627,080                  (3,229,230)
                                                                                  -----------                ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from disposition of assets                                                      --                     307,675
  Capital expenditures                                                               (444,160)                   (223,768)
                                                                                  -----------                ------------
        Net cash (used in) provided by investing
           activities                                                                (444,160)                     83,907
                                                                                  -----------                ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on revolving credit note                                               5,100,000                   9,850,000
  Payments on revolving credit note                                                (8,900,000)                 (7,050,000)
                                                                                  -----------                ------------
        Net cash (used in) provided by financing
           activities                                                              (3,800,000)                  2,800,000
                                                                                  -----------                ------------
NET (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                                   (617,080)                   (345,323)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                                 848,020                   1,193,343
                                                                                  -----------                ------------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                                   $   230,940                $    848,020
                                                                                  ===========                ============
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
  Cash paid for interest                                                          $ 8,058,323                $ 12,491,148
                                                                                  ===========                ============




See notes to financial statements.

RAMPART OPERATING PARTNERSHIP


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 AND 1992



1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION - Rampart Operating Partnership (the "Operating Partnership") was formed on August 24, 1990 to acquire substantially all of the assets of WWL-TV (the "Station"), a network-affiliated television station authorized to broadcast on VHF Channel 4 in New Orleans, Louisiana, from Loyola University ("Loyola"). The Operating Partnership, a Louisiana general partnership, has three general partners. Rampart Broadcasting Limited Partnership (the "Limited Partnership") is the managing general partner and owns an approximate 99% equity interest in the Operating Partnership. Allocation of partnership profits and losses is determined based upon the provisions of the Operating Partnership agreement, primarily in accordance with each partner's ownership interest.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and investments (at cost) in repurchase agreements with maturities of three months or less secured by United States Government securities.

         BROADCAST RIGHTS - Broadcast rights consist of rights to broadcast syndicated programs and feature films and are stated at the lower of unamortized cost or estimated net realizable value. The cost of these rights is recorded as an asset and liability when the program becomes available for broadcast. The amount charged to operations is based on varying rates as appropriate to match related revenues with these expenses. Broadcast rights that will be amortized in the succeeding year are classified as current assets. The liability for these rights is classified as current in accordance with the payment terms of the various agreements.

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Additions and improvements are capitalized, while expenditures for maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

                 Buildings        35 years
                 Equipment        5-10 years

         The cost and accumulated depreciation of property sold or retired are removed from the accounts, and gains or losses, if any, are reflected in earnings for the period.

         INTANGIBLE ASSETS - Intangible assets are stated at cost and are amortized using the straight-line method over periods generally not to exceed 40 years.

         DEFERRED FINANCING AND ORGANIZATION COSTS - Deferred financing costs consist of professional fees and other costs incurred in connection with the issuance of long-term debt. These costs are amortized on a straight-line basis over the term of the related debt.

         Deferred organization costs consist of professional fees and other costs incurred in connection with the organization of the Operating Partnership and acquisition of the Station. These costs are amortized using the straight-line method over a five year period.

         NON-MONETARY TRANSACTIONS - Certain transactions of the Operating Partnership involve non-monetary exchanges in which the Operating Partnership provides commercial air time to customers in exchange for goods and services. Such trade transactions are recorded at the estimated fair market value of the products or services received. Revenues from such transactions are recognized when commercials are broadcast, and goods or services are recorded when received or used. Such revenues recorded in the year ended December 31, 1993 and 1992 amounted to $1,348,015 and $1,078,813, respectively. If goods or services are received prior to the broadcast of the commercial, a liability is recorded; likewise, if the commercial is broadcast prior to receipt of the goods or services, a receivable is recorded.

         INCOME TAXES - Rampart Operating Partnership, as a partnership, is not subject to income taxes. Any income or loss of the entity is reported to the appropriate Federal and state income tax authorities for informational purposes, while actual profit or loss passes to individual partners for taxation.

         RECLASSIFICATIONS - Certain 1992 amounts included in the accompanying financial statements have been reclassified to conform with the 1993 presentation.

2.       BROADCAST RIGHTS AND CONTRACTS PAYABLE

         Broadcast rights and broadcast contracts payable, and the changes therein, for the years ended December 31, 1993 and 1992 are presented below:

                                                                                BROADCAST
                                                               BROADCAST        CONTRACTS
                                                                 RIGHTS          PAYABLE
         Total at December 31, 1991                          $  4,558,773   $   3,083,189

         New programs available for broadcast                   3,554,000       3,554,000
         Amortization of rights                                (4,976,705)         --
         Payments made on contracts                                --          (4,244,536)
                                                             ------------   -------------
         Total at December 31, 1992                             3,136,068       2,392,653

         New programs available for broadcast                   3,249,500       3,249,500
         Amortization of rights                                (4,018,268)         --
         Payments made on contracts                                --          (3,475,836)
                                                             ------------   -------------
         Total at December 31, 1993                          $  2,367,300   $   2,166,317
                                                             ============   =============

         In addition, the Operating Partnership has entered into commitments for programs which are not yet available for broadcast and, therefore, these obligations are not included in the accompanying financial statements. These commitments amounted to $4,423,400 and $7,695,500 at December 31, 1993 and 1992, respectively.

3.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consist of the following at December 31, 1993 and 1992:

                                                                1993              1992
         Land                                              $  7,211,041      $  7,211,041
         Buildings and improvements                           7,009,195         6,964,467
         Equipment                                           31,640,813        31,903,782
                                                           ------------      ------------
         Total                                               45,861,049        46,079,290
         Less accumulated depreciation                      (15,652,148)      (11,298,427)
                                                           ------------      ------------
         Property, plant and equipment, net                $ 30,208,901      $ 34,780,863
                                                           ============      ============

4.       INTANGIBLE ASSETS

         Intangible assets consist of the following at December 31, 1993 and 1992:

                                                                ESTIMATED
                                                               USEFUL LIVES
                                                                 (YEARS)          1993           1992
         Market environment                                        4-40     $  14,634,800   $ 14,634,800
         Assembled staff and talent contracts                      4-7         11,951,800     11,951,800
         Network affiliation agreement                             6-25         9,551,104      9,551,104
         Advertising client base and contracts                     1-16         7,399,373      7,399,373
         Television station licenses                                25          3,604,687      3,604,687
         Other                                                     1-30         1,271,169      1,271,169
                                                                            -------------   ------------
         Total                                                                 48,412,933     48,412,933
         Less accumulated amortization                                        (26,080,930)   (20,822,205)
                                                                            -------------   ------------
         Intangible assets, net                                             $  22,332,003   $ 27,590,728
                                                                            =============   ============

5.       DEFERRED FINANCING AND ORGANIZATION COSTS

         Deferred financing and organization costs consist of the following at December 31, 1993 and 1992:

                                                                    1993              1992
         Deferred financing costs                               $  2,395,813      $  2,395,813
         Organization costs                                          989,940           989,940
                                                                ------------      ------------
         Total                                                     3,385,753         3,385,753
         Less accumulated amortization                            (1,812,175)       (1,271,928)
                                                                ------------      ------------
         Deferred financing and organization costs, net         $  1,573,578      $  2,113,825
                                                                ============      ============



6.       LONG-TERM DEBT

         In connection with the acquisition of the Station, the Operating Partnership together with the Limited Partnership (the "Partnerships") entered into a Securities Purchase and Revolving Credit Agreement dated as of August 27, 1990 (the "Credit Agreement") with certain lenders who are also limited partners in the Limited Partnership. The Credit Agreement provides for the issuance by the Operating Partnership of revolving credit, senior and subordinated notes.

         REVOLVING CREDIT

         The Operating Partnership had available $23,000,000 at December 31, 1993 and 1992 under a revolving credit agreement, with amounts outstanding thereunder of $19,000,000 and $22,800,000, respectively. The Operating Partnership is required to pay a commitment fee of 1/2 of 1% per annum on the unused portion of the loan commitment available under the revolving credit note. On February 22, 1993, the Credit Agreement was amended to provide for, among other things, the following maximum principal amounts available to August 31, 1997:

                         PERIODS
                  ---------------------         MAXIMUM PRINCIPAL BALANCE
                  FROM               TO            OF REVOLVING LOANS
                 07/01/92         12/31/94           $23,000,000
                 01/01/95         12/31/95            20,000,000
                 01/01/96         12/31/96            17,500,000
                 01/01/97         08/31/97            15,000,000

         Interest is payable quarterly based upon the three-month London Interbank Offered Rate ("LIBOR"), plus 2.75 percentage points. The rate is established at the end of each quarter for the succeeding quarter. The applicable interest rate on the revolving credit note outstanding at December 31, 1993 and 1992 was 6.125% and 6.0%, respectively. The Operating Partnership had an "interest rate swap" agreement from December 19, 1990 through December 19, 1992 covering $15,000,000 of the amount outstanding under the revolving credit note. The Operating Partnership agreed to make quarterly payments based upon a floor LIBOR rate of 7%, in exchange for quarterly payments by the lender based upon a LIBOR rate cap of 9%. The effective annual interest rate on the amount covered by this agreement was 9.8% for the year ended December 31, 1992.

         The Operating Partnership entered into an interest rate cap corridor agreement on January 14, 1993 to provide for interest rate protection covering $15,000,000 of the amount outstanding under the revolving credit note. The protected interest rate is 6.0% up to but not exceeding 9.0% based on the three-month LIBOR. The cost of this agreement was $114,000, which will be amortized over its term of July 1, 1993 through June 30, 1995.

         SENIOR NOTES

         Immediately prior to the acquisition, the Operating Partnership issued $40,000,000 of senior notes bearing interest at 12% per annum, with interest payable semi-annually. The notes mature on August 31, 1997, at which time the outstanding principal balances must be paid in full.

         SUBORDINATED NOTES

         The Operating Partnership also issued $15,000,000 of subordinated notes bearing interest at 17% per annum, of which 12% is payable semi-annually and 5% is deferred, added to the outstanding principal balance of the notes and compounded semi-annually until paid.
         However, upon the occurrence of certain events set forth in the Credit Agreement, the interest deferral would cease and the entire 17% would be paid currently from that date forward. Cumulative deferred interest amounted to $2,699,821 and $1,846,944 at December 31, 1993 and 1992, respectively. The notes mature on August 31, 1997.

         COVENANTS

         The Credit Agreement contains financial and operating covenants that prohibit or significantly limit the Partnerships' ability to, among other things, incur or repay any other indebtedness, cause cash distributions to be made to partners, issue additional equity interests or make capital expenditures above certain annual amounts. The Credit Agreement also requires the Partnerships to maintain specified working capital reserves and interest coverage percentages. Specifically, the principal restrictive covenants of the Credit Agreement are as follows:

         -- Require the Partnerships to maintain a working capital reserve of $3,000,000 at the end of each quarter and limit annual capital expenditures to $750,000.

         -- Limit indebtedness other than amounts outstanding under the Credit Agreement to $500,000.

         -- Substantially restrict any distributions to partners other than in limited instances specified by the Credit Agreement.

         -- Require specified percentages of operating cash flow to cash interest expense for each four quarter period during the term of the Credit Agreement.

                          For the four quarter periods ended during 1992 the required percentage was 120%. The Partnership was not in compliance with this percentage during certain periods in 1992; however, waivers were obtained for all instances of non-compliance from the principal lender. On February 22, 1993 the Credit Agreement was amended to provide for the following revised required percentages:

                                  FOR QUARTERS ENDED                      PERCENTAGE
                          March 31, 1993 through September 30, 1995          110%
                          December 31, 1995 and thereafter                   125%

         See Note 9, "Subsequent Event," for discussion regarding the Operating Partnership's agreement to sell the Station. All amounts outstanding under the Credit Agreement will become immediately due and payable concurrently with the sale of the Station.

7.       COMMITMENTS AND CONTINGENCIES

         In the normal course of business, there are various commitments such as long-term employment contracts and consulting agreements, which are not recorded as obligations in the accompanying financial statements. These agreements expire at various dates through 1997. The total commitment at December 31, 1993 and 1992 was approximately $4,141,000 and $3,700,000, respectively.

         The Partnerships are named as defendants in several lawsuits arising in the ordinary course of business. Pursuant to the asset purchase agreement, the Operating Partnership acquired the assets of the Station free of liability or obligations relating to ownership or operation of the Station prior to the acquisition. In connection with the acquisition of the Station, Loyola agreed to indemnify the Operating Partnership against claims and litigation relating to the prior operation of the Station by Loyola. While the outcome of these lawsuits against the Partnerships cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition or results of operations of the Partnerships.

8.       RELATED PARTY TRANSACTIONS

         As discussed in Note 1, the managing general partner of the Operating Partnership is Rampart Broadcasting Limited Partnership. The two non-managing general partners of the Operating Partnership are affiliated with parties that are limited partners in the Limited Partnership. Several employees of the Operating Partnership are also limited partners in the Limited Partnership. Additionally, five employees of the Operating Partnership are the stockholders of Rampart Broadcasting Company, a corporation which is the general partner in the Limited Partnership.

         The Operating Partnership has entered into an incentive bonus agreement whereby the Operating Partnership is required to pay Rampart Broadcasting Company an incentive bonus if the Operating Partnership achieves stipulated cash flow projections. No such bonus was earned for the years ended December 31, 1993 and 1992.

         The Operating Partnership has retained a limited partner in the Limited Partnership to provide national sales representation for the Station. Amounts paid to this limited partner for the years ended December 31, 1993 and 1992 were approximately $576,000 and $515,000, respectively.


9.       SUBSEQUENT EVENT

         On March 29, 1994, the Partnership entered into an Asset Purchase Agreement whereby substantially all of the assets of WWL- TV, exclusive of cash and accounts receivable, will be sold. The sale of the Station is contingent upon the occurrence of certain events, principally Federal Communications Commission approval. The purchase price of the assets is $110,000,000, subject to certain adjustments provided for by the Asset Purchase Agreement, primarily resulting from the operations of the Partnership prior to the date of the sale, which is expected to occur in mid-year 1994. The Asset Purchase Agreement provides for the establishment of a $2,000,000 indemnification escrow fund out of the proceeds of the sale, the purpose of which is to provide funds for the resolution of any pre-acquisition contingencies. The consummation of the sale of the Station will result in the ultimate dissolution of the Partnerships.

         If the aforementioned sale is not consummated, the Operating Partnership Agreement contains a provision which provides the two non-managing general partners of the Operating Partnership the right to cause the sale of the Station if specified cash flow requirements for the 12 months ending August 31, 1994 are not achieved. Although it is not possible to predict future performance with certainty, management does not expect such cash flow requirements will be achieved for the 12 months ending August 31, 1994; accordingly, the non-managing general partners could exercise the aforementioned right for up to 135 days following August 31, 1994.




                                  * * * * * *

RAMPART OPERATING PARTNERSHIP

FINANCIAL STATEMENTS FOR THE THREE MONTHS
ENDED MARCH 31, 1994 AND 1993 (UNAUDITED)

RAMPART OPERATING PARTNERSHIP
CONDENSED BALANCE SHEET (unaudited)

                                                     MARCH 31, 1994         DECEMBER 31, 1993
                                                     --------------         ----------------
- - - -- ASSETS

Current assets:
   Cash and cash equivalents                         $   186,908               $   230,940
   Accounts receivable, net                            4,985,480                 5,862,754
   Broadcast rights                                    1,427,215                 2,367,300
   Prepaid expenses                                      360,467                   177,211
                                                     -----------               -----------
      Total current assets                             6,960,070                 8,638,205
                                                     -----------               -----------

Property, plant and equipment, at cost:
   Land                                                7,211,041                 7,211,041
   Buildings                                           7,009,195                 7,009,195
   Equipment                                          31,809,959                31,640,813
                                                     -----------               -----------
      Total property, plant and equipment             46,030,195                45,861,049
   Less accumulated depreciation                      16,851,440                15,652,148
                                                     -----------               -----------

Property, plant and equipment, net                    29,178,755                30,208,901
                                                     -----------               -----------

Intangible assets, net                                21,378,681                22,332,003
Deferred financing and organization costs, net         1,438,519                 1,573,578
Other                                                    450,490                   374,735
                                                     -----------               -----------
      Total assets                                   $59,406,515               $63,127,422
                                                     ===========               ===========

- - - -- LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current liabilities:
   Accounts payable                                  $   575,301               $   388,490
   Accrued expenses                                      748,759                   586,986
   Accrued interest payable                            1,730,995                        --
   Broadcast contracts payable                         1,357,993                 2,166,317
                                                     -----------               -----------
      Total current liabilities                        4,413,048                 3,141,793
                                                     -----------               -----------

Long-term debt                                        73,021,068                76,699,821
Other                                                    287,240                   300,000

Partners' Capital (Deficit):
   Contributed capital                                26,687,160                26,687,160
   Accumulated deficit                               (45,002,001)              (43,701,352)
                                                     -----------               -----------
      Total partners' capital (deficit)              (18,314,841)              (17,014,192)
                                                     -----------               -----------
         Total liabilities and partners' capital     $59,406,515               $63,127,422
                                                     ===========               ===========


See accompanying Notes to Financial Statements.

RAMPART OPERATING PARTNERSHIP
STATEMENTS OF OPERATIONS (unaudited)


Three months ended March 31,                        1994                     1993
                                                    ----                     ----
- - - -- NET OPERATING REVENUES
      Gross operating revenues                   $ 8,671,104              $ 6,972,563
      Less commissions                            (1,243,846)                (969,856)
                                                 -----------              -----------
         Net operating revenues                    7,427,258                6,002,707
                                                 -----------              -----------

- - - -- OPERATING EXPENSES
      Depreciation and amortization                2,419,435                3,220,606
      Production                                   2,686,527                2,618,726
      General and administrative                     948,514                  833,579
      Sales and promotion                            505,740                  376,602
                                                 -----------              -----------
         Total                                     6,560,216                7,049,513
                                                 -----------              -----------
         Income (loss) from operations               867,042               (1,046,806)
                                                 -----------              -----------

- - - -- OTHER INCOME (EXPENSE)
      Interest expense                            (2,239,375)              (2,253,635)
      Other, net                                      71,684                   49,645
                                                 -----------              -----------
         Total                                    (2,167,691)              (2,203,990)
                                                 -----------              -----------
            Net loss                             $(1,300,649)             $(3,250,796)
                                                 ===========              ===========


See accompanying Notes to Financial Statements.

RAMPART OPERATING PARTNERSHIP
STATEMENTS OF CASH FLOWS (unaudited)

Three months ended March 31,                                         1994                      1993
                                                                     ----                      ----
- - - -- CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                   $(1,300,649)              $(3,250,796)
         Adjustments to reconcile net loss
            to net cash provided by operating activities
               Depreciation and amortization                       2,419,435                 3,220,606
               Deferred interest on subordinated notes               221,247                   210,589
               Other non-cash items                                  (74,153)                   (3,932)
               Change in assets and liabilities:
                  Accounts receivable                                877,274                 1,006,380
                  Prepaid expenses                                  (184,860)                 (309,176)
                  Accounts payable                                   186,813                       140
                  Accrued expenses                                   161,772                   146,250
                  Accrued interest payable                         1,730,995                 1,705,408
                                                                 -----------               -----------
         Net cash provided by operating activities                 4,037,874                 2,725,469
                                                                 -----------               -----------

- - - -- CASH FLOWS FROM INVESTING ACTIVITIES
      Capital expenditures                                          (169,146)                  (31,469)
                                                                 -----------               -----------
         Net cash used by investing activities                      (169,146)                  (31,469)
                                                                 -----------               -----------

- - - -- CASH FLOWS FROM FINANCING ACTIVITIES
      Net payments on revolving credit note                       (3,900,000)               (3,100,000)
      Other                                                          (12,760)                       --
                                                                 -----------               -----------
         Net cash used by financing activities                    (3,912,760)               (3,100,000)
                                                                 -----------               -----------
Net decrease in cash and cash equivalents                            (44,032)                 (406,000)

Cash and cash equivalents, beginning of period                       230,940                   848,020
                                                                 -----------               -----------
Cash and cash equivalents, end of period                         $   186,908               $   442,020
                                                                 ===========               ===========
- - - -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid for interest                                     $   272,882               $   337,640
                                                                 -----------               -----------

See accompanying Notes to Financial Statements.

RAMPART OPERATING PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS (unaudited)

(1) The unaudited condensed financial statements as of March 31, 1994 and for the three-month periods ended March 31, 1994 and 1993 and related notes should be read in conjunction with the audited financial statements and related notes as of December 31, 1993.

(2) In the opinion of Rampart Operating Partnership (the "Company") management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of March 31, 1994, and its results of operations and cash flows for the three-month periods ended March 31, 1994 and 1993. All such adjustments are of a normal recurring nature.

(3) On March 29, 1994, the Company and A. H. Belo Corporation ("Belo") executed an agreement under which Belo would purchase certain of the assets of the Company for $110,000,000, subject to certain adjustments. The transaction was completed on June 1, 1994.

                                  ITEM 7(b)

                       PRO FORMA FINANCIAL INFORMATION

                             A. H. BELO CORPORATION
          PRO FORMA CONSOLIDATED  CONDENSED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1994
                                 (IN THOUSANDS)

                                                      A. H. Belo                        Pro Forma
                                                     Corporation       Rampart         Adjustments           Pro Forma
                                                     -----------       -------         -----------           ---------
                                                                                        (Note 2)
Assets
   Current assets
      Cash and temporary cash investments            $    7,277       $     187         $    (187) (a)      $     7,277
      Accounts receivable, net                           71,390           4,985            (4,985) (a)           71,390
      Other current assets                               26,676           1,788            (1,788) (a)           26,676
                                                     ----------       ---------         ---------           -----------
         Total current assets                           105,343           6,960            (6,960)              105,343

Property, plant and equipment, at cost:
   Land                                                  15,065           7,211            (2,760) (b)           19,516
   Buildings                                            116,516           7,009            (2,649) (b)          120,876
   Newspaper publishing equipment                       183,301              --                                 183,301
   Broadcast equipment                                   93,335          31,810           (13,213) (b)          111,932
   Other                                                 36,298              --             2,281  (b)           38,579
   Advance payments on plant and
      equipment expenditures                             14,007              --                                  14,007
                                                     ----------       ---------         ---------           -----------
         Total property, plant and equipment            458,522          46,030           (16,341) (b)          488,211

   Less accumulated depreciation                        189,100          16,851           (16,851) (b)          189,100
                                                     ----------       ---------         ---------           -----------
   Property, plant and equipment, net                   269,422          29,179               510  (b)          299,111

   Intangible assets, net                               351,003          21,379            59,219  (c)          431,601
   Other assets                                          57,247           1,889            (1,889) (a)           57,247
                                                     ----------       ---------         ---------           -----------
         Total assets                                $  783,015       $  59,407         $  50,880           $   893,302
                                                     ==========       =========         =========           ===========

Liabilities
   Current liabilities
      Accounts payable and accrued expenses          $   38,619       $   2,682         $  (2,682) (a)      $    38,619
      Other accrued liabilities                          12,458           1,731            (1,731) (a)           12,458
                                                     ----------       ---------         ---------           -----------
         Total current liabilities                       51,077           4,413            (4,413)               51,077

   Long-term debt                                       260,400          73,021            36,979  (d)          370,400
   Deferred income taxes                                108,467              --                                 108,467
   Other liabilities                                      5,706             287                                   5,993

Shareholders' equity
   Partners' capital (deficit)                               --         (18,314)           18,314  (e)               --
   Common stock - Series A                               24,373              --                                  24,373
   Common stock - Series B                                9,540              --                                   9,540
   Other shareholders' equity                           323,452                                                 323,452
                                                     ----------       ---------         ---------           -----------
         Total shareholders' equity                     357,365         (18,314)           18,314               357,365

            Total liabilities and
               shareholders' equity                  $  783,015       $  59,407         $  50,880           $   893,302
                                                     ==========       =========         =========           ===========

See accompanying notes.

                             A. H. BELO CORPORATION
            PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        A. H. Belo                         Pro Forma
                                                       Corporation          Rampart       Adjustments      Pro Forma
                                                       -----------          -------       -----------      ---------
                                                                                           (Note 3)
Net Operating Revenues
  Newspaper publishing                                  $  82,921         $     --        $                $  82,921
  Broadcasting                                             49,126            7,427            136 (a)         56,689
                                                        ---------         --------        -------          ---------
    Total net operating revenues                          132,047            7,427            136            139,610

Operating Costs and Expenses
  Salaries, wages and employee benefits                    41,249            1,850            260 (b)         43,359
  Newsprint, ink and other supplies                        25,177               --                            25,177
  Other production, distribution and operating costs       36,018            2,291           (124)(a), (b)    38,185
  Depreciation                                              7,327            1,199            152 (c)          8,678
  Amortization                                              3,092            1,220           (716)(d)          3,596
                                                        ---------         --------        -------          ---------
    Total operating costs and expenses                    112,863            6,560           (428)           118,995
                                                        ---------         --------        -------          ---------
      Earnings from operations                             19,184              867            564             20,615

Other Income and Expense
  Interest expense                                         (2,820)          (2,239)           314 (e)         (4,745)
  Other, net                                                  476               72                               548
                                                        ---------         --------        -------          ---------
    Total other income and expense                         (2,344)          (2,167)           314             (4,197)

Earnings
  Earnings before income taxes                             16,840           (1,300)           878             16,418
  Income taxes                                              6,802               --           (148)(f)          6,654
                                                        ---------         --------        -------          ---------
    Net earnings                                        $  10,038         $ (1,300)       $ 1,026          $   9,764
                                                        =========         ========        =======          =========

    Weighted average shares outstanding                    20,527                                             20,527

    Earnings per common and common
      equivalent share                                  $     .49                                          $     .48
                                                        =========                                          =========

See accompanying notes.

                             A. H. BELO CORPORATION
            PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             A. H. Belo                      Pro Forma
                                            Corporation        Rampart      Adjustments         Pro Forma
                                            -----------        -------      -----------         ---------
                                                                             (Note 4)
Net Operating Revenues
  Newspaper publishing                       $ 335,642        $     --      $                  $ 335,642
  Broadcasting                                 209,193          28,471           576 (a)         238,240
                                             ---------        --------      --------           ---------
    Total net operating revenues               544,835          28,471           576             573,882

Operating Costs and Expenses
  Salaries, wages and employee benefits        161,170           7,049         1,285 (b)         169,504
  Newsprint, ink and other supplies            105,395              --                           105,395
  Other production, distribution and
    operating costs                            145,310          10,096          (709)(a), (b)    154,697
  Depreciation                                  25,281           4,885           517 (c)          30,683
  Amortization                                  12,383           6,306        (4,291)(d)          14,398
  Restructuring charge                           5,822              --                             5,822
                                             ---------        --------      --------           ---------
    Total operating costs and expenses         455,361          28,336        (3,198)            480,499
                                             ---------        --------      --------           ---------
      Earnings from operations                  89,474             135         3,774              93,383

Other Income and Expense
  Interest expense                             (15,015)         (8,940)        1,240 (e)         (22,715)
  Other, net                                     1,119            (215)                              904
                                             ---------        --------      --------           ---------
    Total other income and expense             (13,896)         (9,155)        1,240             (21,811)

Earnings
  Earnings before income taxes and
    cumulative effect of accounting change      75,578          (9,020)        5,014              71,572
  Income taxes                                  31,100              --        (1,402)(f)          29,698
                                             ---------        --------      --------           ---------
    Net earnings before cumulative
      effect of accounting change            $  44,478        $ (9,020)     $  6,416           $  41,874
                                             =========        ========      ========           =========

    Weighted average shares outstanding         20,204                                            20,204

    Per share earnings before cumulative
      effect of accounting change            $    2.20                                         $    2.07
                                             =========                                         =========


See accompanying notes.

                             A. H. BELO CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1:  GENERAL

On June 1, 1994, A. H. Belo Corporation (the "Company"), through its wholly-owned subsidiary, WWL-TV, Inc., acquired the assets of television station WWL-TV, the CBS affiliate in New Orleans, Louisiana, from Rampart Operating Partnership ("Rampart") for approximately $110,000,000 in cash. The transaction was financed with funds from the Company's existing revolving credit facility utilizing short-term rates. However, for purposes of pro forma financial results, the Company has assumed an interest rate representing a long-term fixed rate that could have been obtained at the date of the transaction.

The pro forma financial statements present the historical consolidated financial statements of the Company adjusted for the acquisition. The accompanying pro forma consolidated condensed balance sheet assumes the transaction was completed on March 31, 1994. The accompanying pro forma consolidated statements of earnings assume the transaction was completed at the beginning of the periods indicated.

These pro forma financial statements are not necessarily indicative of the financial position which would have actually been obtained had the acquisition occurred on March 31, 1994 or the results of operations which would have actually been obtained had the acquisition occurred on January 1, 1993 or 1994. These pro forma financial statements should be read in conjunction with the consolidated financial statements of the Company included in the annual report for the year ended December 31, 1993 filed on Form 10-K and the quarterly report for the three-month period ended March 31, 1994 filed on Form 10-Q and the consolidated financial statements of Rampart included in Item 7(a) of this Form 8-K/A.

NOTE 2:  PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(a) To eliminate assets and liabilities of Rampart not included in the Asset Purchase Agreement dated as of March 29,1994 between the Company and Rampart.

(b) To adjust the carrying value of certain property, plant and equipment to estimated fair value as of the acquisition date.

(c) To record cost in excess of tangible assets acquired, calculated as follows (in thousands):

       Consideration paid at closing                            $110,000

       Capital lease obligation assumed at closing                   287

       Property, plant and equipment, fair value                 (29,689)
                                                                --------

       Excess cost over values assigned to tangible assets
          of purchased subsidiaries                               80,598

       Rampart intangible assets, net                            (21,379)
                                                                --------
                                                                $ 59,219
                                                                ========

(d) To reflect additional debt of $110,000,000 incurred by the Company to complete the transaction, less Rampart's debt not assumed in the transaction.

(e)      To eliminate Rampart's historical partners' capital (deficit).

NOTE 3: PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE THREE MONTHS ENDED MARCH 31, 1994

(a) To reclassify certain commissions paid from a reduction of revenues to other production, distribution and operating costs to conform to presentation practices of the Company.

(b) To reclassify certain employee benefit costs from other production, distribution and operating costs to salaries, wages and employee benefits to conform to presentation practices of the Company.

(c) To adjust depreciation expense based on the estimated fair market value of property, plant and equipment as of the acquisition date.

(d) To adjust amortization of excess cost over value assigned to tangible assets of purchased subsidiaries of $80,598,000 over 40 years less Rampart's amortization of intangibles of $1,220,000.

(e) To adjust interest expense to a rate of approximately 7 percent on borrowings of $110,000,000. The interest rate is an assumed fixed long-term borrowing rate that could have been obtained at the date of the transaction.

(f) To reflect an adjustment to federal income taxes at a rate of 35 percent related to the net reduction in consolidated operating results arising from Rampart's results of operations for the three months ended March 31, 1994, adjusted for the pro forma items noted in (c),
         (d) and (e).

NOTE 4: PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1993

(a) To reclassify certain commissions paid from a reduction of revenues to other production, distribution and operating costs to conform to presentation practices of the Company.

(b) To reclassify certain employee benefit costs from other production, distribution and operating costs to salaries, wages and employee benefits to conform to presentation practices of the Company.

(c) To adjust depreciation expense based on the estimated fair market value of property, plant and equipment as of the acquisition date.

(d) To adjust amortization of excess cost over value assigned to tangible assets of purchased subsidiaries of $80,598,000 over 40 years less Rampart's amortization of intangibles of $6,306,000.

(e) To adjust interest expense to a rate of approximately 7 percent on borrowings of $110,000,000. The interest rate is an assumed fixed long-term borrowing rate that could have been obtained at the date of the transaction.

(f) To reflect an adjustment to federal income taxes at a rate of 35 percent related to the net reduction in consolidated operating results arising from Rampart's results of operations for the year ended December 31, 1993, adjusted for the pro forma items noted in (c), (d) and (e).

                                  ITEM 7(c)

                                   EXHIBITS

                                EXHIBIT INDEX
                                -------------

EXHIBIT                                                                         SEQ.
NUMBER                          DESCRIPTION                                   PAGE NO.
- - - ------                          -----------                                   --------
10.1     Asset Purchase Agreement dated as of March 29, 1994 between
         Rampart and A. H. Belo Corporation (the "Company") (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on
         Form 10-Q for the quarterly period ended March 31, 1994).              N/A

23.1     Consent of Deloitte & Touche.                                          ___

28.1     Press Release of the Company dated May 31, 1994.                       N/A





                                      E-1